PG&E CORPORATION

RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2012 AND 2011

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits	3

Statements of Changes in Net Assets Available for Benefits	4

Notes to the Financial Statements	5-13

Supplemental Schedule:

Schedule H, Part IV, Line 4i – Schedule of Assets Held	14

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan

We have audited the accompanying statements of net assets available for benefits of PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2012 and 2011, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2012 and 2011, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedule of assets held as of December 31, 2012 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan’s management.  The supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris Davis Chan & Tan LLP
Oakland, California
June 17, 2013

2

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2012	2011
ASSETS
Plan interest in Master Trust investments, at fair value	$2,274,524	$2,100,346
Receivables:
Notes receivable from participants (1,931 and 1,713 loans outstanding in 2012 and 2011, respectively, and interest rates ranging from 4.25% to 10.50% in 2012 and 2011)	31,224	28,499
Total assets	2,305,748	2,128,845
LIABILITIES
Administrative expenses payable	25	21
NET ASSETS AVAILABLE FOR BENEFITS	$2,305,723	$2,128,824

See Accompanying Notes to the Financial Statements.

3

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2012	2011
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment income (loss):
Plan interest in Master Trust investment income (loss)	$205,460	$(34,350)
Contributions:
Employer	32,939	30,880
Participant	96,680	87,338
Total contributions	129,619	118,218
Interest from notes receivable from participants	1,358	1,300
Total additions, net	336,437	85,168
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	195,219	166,612
Administrative expenses	1,383	1,071
Total deductions	196,602	167,683
NET INCREASE (DECREASE) BEFORE ASSET TRANSFERS	139,835	(82,515)
Asset transfers in, net	37,064	16,371
NET INCREASE (DECREASE)	176,899	(66,144)
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,128,824	2,194,968
End of year	$2,305,723	$2,128,824

See Accompanying Notes to the Financial Statements.

4

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF THE PLAN

The following is an overview of the PG&E Corporation Retirement Savings Plan (“Plan” or “RSP”).  The Plan document provides a more complete description of the Plan’s provisions.

General – The Plan is a defined contribution plan covering all non-represented employees, of PG&E Corporation and all companies owned by PG&E Corporation (collectively “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”).  The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans, including this Plan.  The EBC retains Fidelity Management Trust Company as the Trustee of the Plan (“Trustee”).

The PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”) holds the investment assets of both the Plan and the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Union RSP”).  The accompanying financial statements present the assets and liabilities of the Plan only.

Eligibility – All non-represented employees of the PG&E Corporation Group are eligible to participate in the Plan.

Contributions – Participating employees may elect to contribute, through payroll deductions, from 1 to 50 percent of their eligible compensation.  Participating employees’ eligible compensation for purposes of the Plan is limited by the Internal Revenue Code (“Code”) to $250,000 for the 2012 plan year and $245,000 for 2011 plan year.  These elective contributions can be made on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Plan, which are not subject to federal or state income taxes until withdrawn or distributed from the Plan.

As provided by the Code, participant pre-tax contributions may not exceed $17,000 for the 2012 plan year and $16,500 for the 2011 plan year.  All Plan contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s eligible compensation or $50,000 for the 2012 plan year and $49,000 for 2011 plan year.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional contribution up to a maximum of $5,500 for each of the 2012 and 2011 plan years.

5

All participating employees who elect to contribute to the Plan are immediately eligible for a matching employer contribution of 75 percent of their elective employee contributions up to 6 percent of eligible compensation.

Participant Accounts – Individual accounts are maintained for each participant in the Plan and each account is credited with the participant’s elective contributions, employer contributions, and an allocation of the net investment income (losses) and certain investment management fees of the Master Trust.  Allocations of net investment income (losses) and fees are based on participant account balances as defined in the Plan Document.

Vesting – Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options – The EBC is responsible for the selection of the Plan’s investment fund managers and the selection of the range of investment options.  Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations.  Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time.  Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer contributions to other investment options once it has been credited to their account.

Effective July 29, 2011, the RSP Target Date Fund 2055, RSP Money Market Fund, and RSP Short-Term Bond Fund were made available as investment options under the Plan.

The Plan also contains an Employee Stock Ownership Plan. This enables the Plan to pay any dividends directly to participants when declared on the PG&E Corporation Stock Fund. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Notes Receivable from Participants – Notes receivable from participants totaled $31 million and $28 million as of December 31, 2012 and 2011, respectively. Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance.  Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years.  The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested.  The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account.  Participants pay a one-time origination fee and quarterly maintenance fees for each loan. Participants may have up to 3 outstanding loans at any time.

6

 Payment of Benefits – Upon termination of service from all employers within the PG&E Corporation Group, a participant may elect to receive an amount equal to the full value of the participant’s account balance.  Generally, participants may elect to leave the account in the RSP, take a full or partial distribution or receive periodic installment payments. Participants with account balances less than $5,000 must take a full distribution of their account balance. If the account balance is $1,000 or less and the participant does not make an active election to take a lump-sum cash distribution or rollover distribution of their account balance to another qualified plan or Individual Retirement Account (IRA), their account will be automatically distributed in cash subject to applicable taxes and penalties. If the account balance is greater than $1,000 but less than $5,000 and the participant does not make an active election to take a lump-sum cash distribution or rollover distribution of their account balance to another qualified plan or IRA, their accounts will be automatically rolled over to a Fidelity IRA and invested in the Fidelity Cash Reserve Fund. In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment. Participants must begin taking minimum distributions from the Plan by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals – Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee.  Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses – Certain costs of administering the Plan, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group.  Investment management fees, used to cover the expenses related to running an investment fund, are paid by participants and are deducted directly from investment returns. Effective January 1, 2012, former employees who elect to leave account balances in the Plan are assessed an annual administrative fee of $61, which will be deducted from their accounts.

Voting Rights – Each participant is entitled to exercise voting rights based on the equivalent number of PG&E Corporation Stock Fund shares allocated to the participant’s account. Each participant is notified by the Trustee prior to the time that such rights are to be exercised.  The Trustee is not permitted to exercise voting rights for any share without instructions from the participant.  However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Plan participants and beneficiaries.

Plan Termination – The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA.  In the event the Plan is terminated, participants will receive full payment of the balance in their accounts.  No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

7

Fair Value Measurements – The Plan’s management determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.”  The Plan’s management utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and give precedence to observable inputs in determining fair value.  An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

Investment Valuation and Income Recognition – A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Plan are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date, the date before which a participant must hold the underlying investment in order to be entitled to dividends. Net appreciation or depreciation in the fair value of the Plan’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis.  Realized gains and losses from security transactions are reported on the average cost basis.

Notes Receivable from Participants – Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest.  Delinquent notes receivable from participants are reclassified as distributions upon default.

Derivative Investments – Subject to certain guidelines, the EBC allows the plan investment managers to use derivative instruments to achieve investment objectives.  During the years ended December 31, 2012 and 2011, the Master Trust held no direct investments in derivative instruments.

Payment of Benefits – Benefit payments to participants are recorded upon distribution.

Accounting Pronouncement Issued and Adopted – In January 2012, the Plan adopted Accounting Standard Update (ASU) 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, issued by the Financial Accounting Standards Board (FASB) that requires additional fair value disclosures.  The amended guidance changes several aspects of the fair value measurement guidance in FASB Accounting Standards Codification (ASC) 820, Fair Value Measurement, including information about valuation techniques and unobservable

8

inputs used in Level 3 fair value measurements and a narrative description of the sensitivity of Level 3 measurements to changes in unobservable inputs.  ASU 2011-04 has no impact on the Plan’s financial statements since the Plan has no Level 3 investments.

3.	MASTER TRUST INVESTMENTS

The Plan’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds.  Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility.  Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

	As of December 31,
(in thousands)	2012	2011
Brokerage Link Account	$498,658	$432,638
PG&E Corporation Stock Fund	888,052	940,666
Target Date Funds	762,015	661,255
Equity Funds	1,555,708	1,355,997
Fixed Income Funds	531,472	428,122
Money Market Fund	565,303	686,804
Total Master Trust investments	$4,801,208	$4,505,482
Total Master Trust investments by plan:
RSP	$2,274,524	$2,100,346
Union RSP	2,526,684	2,405,136
Total all plans	$4,801,208	$4,505,482

The net investment income (loss) of the Master Trust by major category and the Plan’s total share of this net investment income (loss) based on participant account balances are as follows:

	Year ended December 31,
(in thousands)	2012	2011
Net appreciation (depreciation) in fair value of investments:
Brokerage Link Account	$34,576	$(32,452)
PG&E Corporation Stock Fund	(20,806)	(145,079)
Target Date Funds	92,504	31,261
Equity Funds	226,256	(30,751)
Fixed Income Funds	16,785	26,661
Money Market Fund	177	(4)
Net appreciation (depreciation) in fair value of investments	349,492	(150,364)
Net appreciation in contract value of fully benefit-responsive investment contracts	-	5,351
Dividends and interest	51,830	49,199
Total Master Trust investment income (loss)	$401,322	$(95,814)
Total Master Trust investment income (loss) by plan:
RSP	$205,460	$(34,350)
Union RSP	195,862	(61,464)
Total all plans	$401,322	$(95,814)

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The following investments held by the Plan through the Master Trust represent 5 percent or more of the Plan’s net assets at December 31, 2012 and 2011:

	As of December 31,
(in thousands)	2012	2011
PG&E Corporation Stock Fund	$324,440	$339,207
RSP Large Company Stock Index Fund	443,750	403,253
RSP Small Company Stock Index Fund	142,366	126,046
RSP International Stock Index Fund	166,308	132,140
RSP Bond Index Fund	219,476	187,975
RSP Money Market fund	221,448	270,282

4.      FAIR VALUE MEASUREMENTS

The Plan measures certain assets at fair value.  A three-tier fair value hierarchy is established as a basis for considering fair value assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Investments measured at fair value on a recurring basis for the Plan are summarized below.

Fair Value Measurements at December 31, 2012
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage Link Account	$498,658	$-	$-	$498,658
PG&E Corporation Stock Fund	-	888,052	-	888,052
Target Date Funds	-	762,014	-	762,014
Equity Funds	-	1,555,709	-	1,555,709
Fixed Income Funds	-	531,472	-	531,472
Money Market Fund	565,303	-	-	565,303
Total Master Trust Investments, at Fair Value	$1,063,961	$3,737,247	$-	$4,801,208

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Fair Value Measurements at December 31, 2011
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage Link Account	$432,638	$-	$-	$432,638
PG&E Corporation Stock Fund	-	940,666	-	940,666
Target Date Funds	-	661,255	-	661,255
Equity Funds	-	1,355,997	-	1,355,997
Fixed Income Funds	-	428,122	-	428,122
Money Market Fund	686,804	-	-	686,804
Total Master Trust Investments, at Fair Value	$1,119,442	$3,386,040	$-	$4,505,482

The fair value measurements incorporate various factors, such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.  As of December 31, 2012 and 2011, the following is a description of the valuation methodologies used for the financial instruments at fair value:

•
Mutual funds offered to participants either through the Brokerage link account or as direct investment options are valued based on unadjusted prices in active markets for identical transactions.  These investments are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The PG&E Corporation stock fund, target date funds, equity funds, and fixed income funds are stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date. Target date funds, equity funds, and fixed income funds are maintained by investment companies for large institutional investors and are not publicly traded.  They are comprised primarily of underlying securities represented by a variety of asset classes that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by these funds are readily observable and available.  As of December 31, 2012 and 2011, the PG&E Corporation stock fund, target date funds, equity funds, and fixed income funds are categorized as Level 2.

•	The money market fund is valued using unadjusted prices in an active market for identical assets and is thus classified as a Level 1 asset.

The PG&E Corporation stock fund, target date funds, equity funds, and fixed income funds are reported using net asset value as an estimate of fair value. The PG&E Corporation stock fund invests in PG&E stock. The target date funds invest in US and international common stock, marketable fixed income securities, and other publicly traded securities with an asset allocation that is suitable for a participant with a retirement date in the fund's specified target year. The equity funds invest in common stock and securities convertible into common stock from companies of various sizes and geography, with each fund seeking to match the performance of a specified index. The fixed income funds invest in diversified portfolios of bonds, with each fund seeking to match the performance of a specified index. Each of these funds were able to be purchased or redeemed daily based on the unit value determined on the respective transaction

11

date.  The funds had no unfunded commitments, required notice period for redemption, or other redemption restriction.

Transfers Between Levels

The Plan recognizes any transfers between levels in the fair value hierarchy as of the end of the reporting period. There were no significant transfers between levels for the year ended December 31, 2012 and 2011.

Level 3 Rollfoward

There were no assets classified as Level 3 in the fair value hierarchy for the years ended December 31, 2012 and 2011.

5.	RELATED-PARTY TRANSACTIONS

Certain Plan investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The Plan also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the Plan comprised the following investments:

	As of December 31,
(in thousands)	2012	2011

PG&E Corporation Stock Fund	$324,440	$339,207
Fidelity managed funds	125,196	118,213
Total party-in-interest investments	$449,636	$457,420

6.	FEDERAL INCOME TAX STATUS

The Plan has received a determination letter from the IRS dated March 3, 2003, stating that the Plan is qualified under Section 401(a) and Section 401(k) of the Code, and therefore the related trust is exempt from taxation. Accordingly, PG&E Corporation believes that the Plan is designed and continues to operate in accordance with the applicable requirements of the Code and no provision for federal income taxes has been recorded in the Plan’s financial statements.  Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Plan.

In addition, on December 30, 2009, PG&E Corporation filed an application for a new favorable tax determination letter from the IRS.  However, as of the date hereof, the IRS has not ruled on that application.

Plan management has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2012, there are no uncertain tax positions taken or expected to be taken that more likely than not would not be sustained upon examination by the IRS and would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in

12

progress.  The Plan management believes it is no longer subject to income tax examinations for years prior to 2009.

7.	SUBSEQUENT EVENTS

Beginning January 1, 2013, all new employees and rehires will automatically be enrolled in the Plan and be eligible to receive a company match on contributions (pre-tax and after-tax) up to 8 percent of pay.  Existing employees hired prior to January 1, 2013, who elect to participate in the cash balance pension beginning January 1, 2014, will receive a company match on contributions up to 8 percent of pay.  Existing employees hired prior to January 1, 2013 who do not elect to participate in the cash balance pension will continue to receive the current match.

In preparing the financial statements, subsequent transactions and events were evaluated for potential recognition.  Plan management determined that, apart from the change discussed above, there are no subsequent transactions and events that require disclosure to or adjustment in the financial statements.

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PG&E CORPORATION
RETIREMENT SAVINGS PLAN

EIN      #:  94-3234914
PLAN  #:  001

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD
AS OF DECEMBER 31, 2012

(in thousands)
(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	4.25% - 10.50%	$-	$31,224

(*) Represents party-in-interest, as defined under ERISA.

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PG&E CORPORATION

RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS

AND SUPPLEMENTAL SCHEDULE

TOGETHER WITH REPORT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

YEARS ENDED DECEMBER 31, 2012 AND 2011

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	2

Financial Statements:

Statements of Net Assets Available for Benefits	3

Statements of Changes in Net Assets Available for Benefits	4

Notes to the Financial Statements	5-13

Supplemental Schedule:

Schedule H, Part IV, Line 4i – Schedule of Assets Held	14

All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of
PG&E Corporation and Participants of
PG&E Corporation Retirement Savings Plan for Union-Represented Employees

We have audited the accompanying statements of net assets available for benefits of PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2012 and 2011, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2012 and 2011, and the changes in net assets available for benefits for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole.  The accompanying supplemental schedule of assets held as of December 31, 2012 is presented for the purpose of additional analysis and  is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan’s management.  The supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Morris Davis Chan & Tan LLP
Oakland, California
June 17, 2013

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,
	2012	2011
ASSETS
Plan interest in Master Trust investments, at fair value	$2,526,684	$2,405,136
Receivables:
Notes receivable from participants (5,028 and 4,753 loans outstanding in 2012 and 2011, respectively, and interest rates ranging from 4.25% to 10.50% in 2012 and 2011)	71,919	67,081
Total assets	2,598,603	2,472,217
LIABILITIES
Administrative expenses payable	95	82
NET ASSETS AVAILABLE FOR BENEFITS	$2,598,508	$2,472,135

See Accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	Year ended December 31,
	2012	2011
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment income (loss):
Plan interest in Master Trust investment income (loss)	$195,862	$(61,464)
Contributions:
Employer	31,716	31,009
Participant	123,286	116,494
Total contributions	155,002	147,503
Interest from notes receivable from participants	3,117	3,111
Total additions, net	353,981	89,150
DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Benefit distributions to participants	188,713	223,275
Administrative expenses	1,831	1,357
Total deductions	190,544	224,632
NET INCREASE (DECREASE) BEFORE ASSET TRANSFERS	163,437	(135,482)
Asset transfers out, net	(37,064)	(16,371)
NET INCREASE (DECREASE)	126,373	(151,853)
NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	2,472,135	2,623,988
End of year	$2,598,508	$2,472,135

See Accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

1.      DESCRIPTION OF PLAN

The following is an overview of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (“Plan” or Union RSP).  The Plan document provides a more complete description of the Plan’s provisions.

General – The Plan is a defined contribution plan covering union-represented employees of PG&E Corporation and all companies owned by PG&E Corporation (collectively, “PG&E Corporation Group”), as designated by the Employee Benefit Committee (“EBC”). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, (“ERISA”), as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the administration and financial management of affiliated company employee benefit plans, including this Plan.  The EBC retains Fidelity Management Trust Company as the Trustee of the Plan (“Trustee”).

The PG&E Corporation Retirement Savings Plan Master Trust (“Master Trust”) holds the investment assets of both the Plan and the PG&E Corporation Retirement Savings Plan (“RSP”). The accompanying financial statements present the assets and liabilities of the Plan only.

Eligibility – All union-represented employees of the PG&E Corporation Group are eligible to participate in the Plan.

Contributions – Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their eligible compensation.  Participating employees’ eligible compensation for purposes of the Plan is limited by the Internal Revenue Code (“Code”), to $250,000 for the 2012 plan year and $245,000 for the 2011 plan year.  These elective contributions can be made on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Plan, which are not subject to federal or state income taxes until withdrawn or distributed from the Plan.

As provided by the Code, participant pre-tax contributions may not exceed $17,000 for the 2012 plan year and $16,500 for the 2011 plan year.  All Plan contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant’s eligible compensation or $50,000 for the 2012 plan year and $49,000 for the 2011 plan year.  In addition, as provided by the Code, participants age 50 and older are permitted to make an additional contribution up to a maximum of $5,500 for each of the 2012 and 2011 plan years.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Plan. Effective January 1, 2011, matching employer contributions for participants are made as follows according to years of service:

Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match

1 year or more but less than 3 years of service	60 percent of the participant’s pre-tax and/ or after-tax contributions up to 3 percent of the employee’s eligible compensation

3 years of service or more	60 percent of the participant’s pre-tax and/ or after-tax contributions up to 6 percent of the employee’s eligible compensation

Participant Accounts – Individual accounts are maintained for each participant in the Plan and each account is credited with the participant’s employee elective contributions, employer contributions, and an allocation of the net investment income (losses) and certain investment management fees of the Master Trust. Allocations of net investment income (losses) and fees are based on participant account balances, as defined in the Plan Document.

Vesting – Employer and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options – The EBC is responsible for the selection of the Plan’s investment fund managers and the selection of the range of investment options. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds’ day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may generally change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account.

Effective July 29, 2011, the RSP Target Date Fund 2055, RSP Money Market Fund, and RSP Short-Term Bond Fund were made available as investment options under the Plan.

The Plan also contains an Employee Stock Ownership Plan. This enables the Plan to pay any dividends directly to participants when declared on the PG&E Corporation Stock Fund. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

Notes Receivable from Participants – Notes receivable from participants totaled $72 million and $67 million as of December 31, 2012 and 2011, respectively.  Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant’s account balance. Loans for general purposes have terms ranging up to 5 years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant’s account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions and are returned to the participant’s account. Participants pay a one-time origination fee and quarterly maintenance fees for each loan. Participants may have up to 3 outstanding loans at any time.

Payment of Benefits – Upon termination of service from all employers within the PG&E Corporation Group, a participant may elect to receive an amount equal to the full value of the participant’s account balance.  Generally, participants may elect to leave the account in the RSP, take a full or partial distribution or receive periodic installment payments. Participants with account balances less than $5,000 must take a full distribution of their account balance. If the account balance is $1,000 or less and the participant does not make an active election to take a lump-sum cash distribution or rollover distribution of their account balance to another qualified plan or Individual Retirement Account (IRA), their account will be automatically distributed in cash subject to applicable taxes and penalties. If the account balance is greater than $1,000 but less than $5,000 and the participant does not make an active election to take a lump-sum cash distribution or rollover distribution of their account balance to another qualified plan or IRA, their accounts will be automatically rolled over to a Fidelity IRA and invested in the Fidelity Cash Reserve Fund. In the event of a participant’s death, the participant’s beneficiaries will receive the value of the participant’s account balance in a lump-sum payment. Participants must begin taking minimum distributions from the Plan by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals – Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to Plan provisions.

Administrative Expenses – Certain costs of administering the Plan, including recordkeeping fees and certain expenses of the Trustee, are shared by the participating companies of the PG&E Corporation Group. Investment management fees, used to cover the expenses related to running an investment fund, are paid by participants and are deducted directly from investment returns. Effective January 1, 2012, former employees who elect to leave account balances in the Plan are assessed an annual administrative fee of $61, which will be deducted from their accounts.

Voting Rights – Each participant is entitled to exercise voting rights based on the equivalent number of PG&E Corporation Stock Fund shares allocated to the participant’s account. Each participant is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Plan participants and beneficiaries.

Plan Termination – The Board of Directors of PG&E Corporation reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Plan is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting – The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Estimates – The preparation of financial statements, in conformity with GAAP, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Fair Value Measurements – The Plan’s management determines the fair value of certain assets and liabilities based on assumptions that market participants would use in pricing the assets or liabilities.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, or the “exit price.”  The Plan’s management utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value and give precedence to observable inputs in determining fair value.  An instrument’s level within the hierarchy is based on the lowest level of any significant input to the fair value measurement.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement.

Investment Valuation and Income Recognition – A participant’s interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Plan are allocated to the participant’s account each day based upon the account’s proportional share of the fund balance.

Interest income is recognized as it is earned.  Dividends are recorded on the ex-dividend date, the date before which a participant must hold the underlying investment in order to be entitled to dividends. Net appreciation or depreciation in the fair value of the Plan’s investments consists of: (1) the net change in unrealized appreciation or depreciation on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Notes Receivable from Participants –– Notes receivable from participants are measured at their unpaid principal balance plus any accrued but unpaid interest.  Delinquent notes receivable from participants are reclassified as distributions upon default.

Derivative Investments – Subject to certain guidelines, the EBC allows the plan investment managers to use derivative instruments to achieve investment objectives.  During the years ended December 31, 2012 and 2011, the Plan and the Master Trust held no direct investments in derivative instruments.

Payment of Benefits – Benefit payments to participants are recorded upon distribution.

Accounting Pronouncement Issued and Adopted – In January 2012, the Plan adopted Accounting Standard Update (ASU) 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, issued by the Financial Accounting Standards Board (FASB) that requires additional fair value disclosures.  The amended guidance changes several aspects of the fair value measurement guidance in FASB

Accounting Standards Codification 820, Fair Value Measurement, including information about valuation techniques and unobservable inputs used in Level 3 fair value measurements and a narrative description of the sensitivity of Level 3 measurements to changes in unobservable inputs.  ASU 2011-04 has no impact on the Plan’s financial statements since the Plan has no Level 3 investments.

3.    MASTER TRUST INVESTMENTS

The Plan’s investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants’ account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

The total Master Trust investments by major category and the Plan’s total share of these investments based on participant account balances are as follows:

	As of December 31,
(in thousands)	2012	2011
Brokerage Link Account	$498,658	$432,638
PG&E Corporation Stock Fund	888,052	940,666
Target Date Funds	762,015	661,255
Equity Funds	1,555,708	1,355,997
Fixed Income Funds	531,472	428,122
Money Market Fund	565,303	686,804
Total Master Trust investment	$4,801,208	$4,505,482
Total Master Trust investment by plan:
Union RSP	$2,526,684	$2,405,136
RSP	2,274,524	2,100,346
Total all plans	$4,801,208	$4,505,482

The net investment income (loss) of the Master Trust by major category and the Plan’s total share of this net investment income (loss) based on participant account balances are as follows:

	Year ended December 31,
(in thousands)	2012	2011
Net appreciation (depreciation) in fair value of investments:
Brokerage Link Account	$34,576	$(32,452)
PG&E Corporation Stock Fund	(20,806)	(145,079)
Target Date Funds	92,504	31,261
Equity Funds	226,256	(30,751)
Fixed Income Funds	16,785	26,661
Money Market Fund	177	(4)
Net appreciation (depreciation) in fair value of investments	349,492	(150,364)
Net appreciation in contract value of fully benefit-responsive investment contracts	-	5,351
Dividends and interest	51,830	49,199
Total Master Trust investment income (loss)	$401,322	$(95,814)
Total Master Trust investment income (loss) by plan:
Union RSP	$195,862	$(61,464)
RSP	205,460	(34,350)
Total all plans	$401,322	$(95,814)

The following investments held by the Plan through the Master Trust represent 5 percent or more of the Plan’s net assets at December 31, 2012 and 2011:

As of December 31,
(in thousands)	2012	2011

PG&E Corporation Stock Fund	$563,612	$601,459
RSP Large Company Stock Index Fund	403,036	365,356
RSP Small Company Stock Index Fund	149,376	134,689
RSP International Stock Index Fund	157,063	-	(1)
RSP Bond Index Fund	211,294	172,640
Money Market Fund	343,855	416,522

(1) Fund was below 5 percent of the Plan’s net assets at year-end.

4.	FAIR VALUE MEASUREMENTS

The Plan measures certain assets at fair value.  A three-tier fair value hierarchy is established as a basis for considering fair value assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 :  “Inputs that are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.”

Level 2 :  “Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.”

Level 3 :  “Unobservable inputs for the asset or liability.”  These are inputs for which there is no market data available, or observable inputs that are adjusted using Level 3 assumptions.

The fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Investments measured at fair value on a recurring basis for the Plan are summarized below.

Fair Value Measurements at December 31, 2012
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage Link Account	$498,658	$-	$-	$498,658
PG&E Corporation Stock Fund	-	888,052	-	888,052
Target Date Funds	-	762,014	-	762,014
Equity Funds	-	1,555,709	-	1,555,709
Fixed Income Funds	-	531,472	-	531,472
Money Market Fund	565,303	-	-	565,303
Total Master Trust Investments, at Fair Value	$1,063,961	$3,737,247	$-	$4,801,208

Fair Value Measurements at December 31, 2011
(in thousands)	Level 1	Level 2	Level 3	Total
Master Trust Investments:
Brokerage Link Account	$432,638	$-	$-	$432,638
PG&E Corporation Stock Fund	-	940,666	-	940,666
Target Date Funds	-	661,255	-	661,255
Equity Funds	-	1,355,997	-	1,355,997
Fixed Income Funds	-	428,122	-	428,122
Money Market Fund	686,804	-	-	686,804
Total Master Trust Investments, at Fair Value	$1,119,442	$3,386,040	$-	$4,505,482

The fair value measurements incorporate various factors, such as the credit standing of the counterparties involved, the applicable exit market, and specific risks inherent in the financial instrument.  As of December 31, 2012 and 2011, the following is a description of the valuation methodologies used for the financial instruments at fair value:

•
Mutual funds offered to participants either through the Brokerage link account or as direct investment options are valued based on unadjusted prices in active markets for identical transactions.  These investments are actively traded on a public exchange and are therefore considered Level 1 assets.

•
The PG&E Corporation stock fund, target date funds, equity funds, and fixed income funds are stated at estimated fair value as determined by the issuer based on the unit values of the funds.  Unit values are determined by dividing the fund’s net assets, which represent the unadjusted prices in active markets of the underlying investments, by the number of units outstanding at the valuation date.  Target date funds, equity funds, and fixed income funds are maintained by investment companies for large institutional investors and are not publicly traded.  They are comprised primarily of underlying securities represented by a variety of asset classes that are publicly traded on exchanges or over-the-counter, and price quotes for the assets held by these funds are readily observable and available.  As of December 31, 2012 and 2011, the PG&E Corporation stock fund, target date funds, equity funds, and fixed income funds are categorized as Level 2.

•	The money market fund is valued using unadjusted prices in an active market for identical assets and is thus classified as a Level 1 asset.

The PG&E Corporation stock fund, target date funds, equity funds, and fixed income funds are reported using net asset value as an estimate of fair value. The PG&E Corporation stock fund invests in PG&E stock. The target date funds invest in US and international common stock, marketable fixed income securities, and other publicly traded securities with an asset allocation that is suitable for a participant with a retirement date in the fund's specified target year. The equity funds invest in common stock and securities convertible into common stock from companies of various sizes and geography, with each fund seeking to match the performance of a specified index. The fixed income funds invest in diversified portfolios of bonds, with each fund seeking to match the performance of a specified index. Each of these funds were able to be purchased or redeemed daily based on the unit value determined on the respective transaction date.  The funds had no unfunded commitments, required notice period for redemption, or other redemption restriction.

Transfers Between Levels

The Plan recognizes any transfers between levels in the fair value hierarchy as of the end of the reporting period. There were no significant transfers between levels for the year ended December 31, 2012 and 2011.

Level 3 Rollfoward

There were no assets classified as Level 3 in the fair value hierarchy for the years ended December 31, 2012 and 2011.

5.	RELATED PARTY TRANSACTIONS

Certain Plan investments, including investments held in the Master Trust, are shares of funds managed by the Trustee.  The Plan also invests in PG&E Corporation common stock.  These transactions qualify as party-in-interest transactions under ERISA.

The party-in-interest transactions for the Plan comprised the following investments:

	As of December 31,
(in thousands)	2012	2011

PG&E Corporation Stock Fund	$563,612	$601,459
Fidelity managed funds	102,869	93,723
Total party-in-interest investments	$666,481	$695,182

6.	FEDERAL INCOME TAX STATUS

The Plan has received a determination letter from the IRS dated March 17, 2004, stating that the Plan is qualified under Section 401(a) and Section 401(k) of the Code, and therefore the related trust is exempt from taxation. Accordingly, PG&E Corporation believes that the Plan is designed and continues to operate in accordance with the applicable requirements of the Code and no provision for federal income taxes has been recorded in the Plan’s financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) pre-tax participant contributions, (2) reinvested dividends, earnings, and interest income on both pre-tax and after-tax contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Plan.

In addition, on December 30, 2009, PG&E Corporation filed an application for a new favorable tax determination letter from the IRS.  However, as of the date hereof, the IRS has not ruled on that application.

Plan management has analyzed the tax positions taken by the Plan, and has concluded that as of December 31, 2012, there are no uncertain tax positions taken or expected to be taken that more likely than not would not be sustained upon examination by the IRS and would require recognition of a liability (or asset) or disclosure in the financial statements.  The Plan is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.  The Plan management believes it is no longer subject to income tax examinations for years prior to 2009.

7.	SUBSEQUENT EVENTS

Beginning January 1, 2013, all new employees and rehires will automatically be enrolled in the Plan after 1 year of service and be eligible to receive a company match on contributions (pre-tax and after-tax) up to 8 percent of pay.  Existing employees hired prior to January 1, 2013 who elect to participate in the cash balance pension beginning January 1, 2014, will receive a company match on contributions up to 8 percent of pay. Existing employees hired prior to January 1, 2013 who do not elect to participate in the cash balance pension will continue to receive the current match.

In preparing the financial statements, subsequent transactions and events were evaluated for potential recognition.  Plan management determined that, apart from those changes discussed above, there are no subsequent transactions and events that require disclosure to or adjustment in the financial statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR UNION-REPRESENTED EMPLOYEES

EIN      #:  94-3234914
PLAN  #:  002

FORM 5500, SCHEDULE H, PART IV, LINE 4i –
SCHEDULE OF ASSETS HELD
AS OF DECEMBER 31, 2012

(in thousands)
(a)	(b)	(c)	(d)	(e)
	Identity of Issue, Borrower, Lessor, or Similar Party	Description of Investment, Including Maturity Date, Rate of Interest, Collateral, Par, or Maturity Value	Cost	Current Value

*	Participant loans	4.25% - 10.50%	$-	$71,919

(*) Represents party-in-interest, as defined under ERISA.